                                                                    EXHIBIT 10.h
                                 DEBT SERVICE
                                   GUARANTY
                                   --------

           THIS GUARANTY, made as of the 10th day of February, 1988, by MARRIOTT CORPORATION, a corporation organized under the laws of the State of Delaware, having an office at 10400 Fernwood Road, Bethesda, Maryland 20058 (the "Guarantor"), to CITIBANK, N.A., a national banking association organized under the laws of the United States of America, and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association organized under the laws of the United States of America (each banking institution being herein referred to as an "Original Lender" and collectively, the "Original Lenders").

                             W I T N E S S E T H:
                             - - - - - - - - - -

           WHEREAS, COURTYARD BY MARRIOTT LIMITED PARTNERSHIP, a limited partnership organized under the laws of the State of Delaware (the "Borrower"), and the Original Lenders have entered into a Loan Agreement of even date herewith providing for the Original Lenders to make a loan the principal amount of $8,273,990.00 evidenced by two promissory notes of even date herewith in said aggregate amount (collectively, the "Notes") for the purpose of financing a portion of the cost of the purchase of that certain Courtyard by Marriott hotel located in Windsor, Connecticut, as more specifically described in the Loan Agreement, and for other purposes set forth in the Loan Agreement;

WHEREAS, the Guarantor indirectly owns CBM One Corporation, a Delaware corporation, which is the general partner of the Borrower, and Guarantor desires that the Original Lenders make the Loan, the Guarantor expecting to derive benefits, directly or indirectly, from the proceeds of the Loan;

           NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Guarantor does hereby represent, covenant, warrant and agree with the Lenders as follows:

           1. The Guarantor acknowledges that it is fully familiar with the Loan Agreement, the Notes and all other Loan Documents (as defined in the Loan Agreement).

           2. Capitalized terms used herein without definition which are defined in the Loan Agreement shall have the same meaning when used herein as is given to such terms in the Loan Agreement.

           3. The Guarantor does hereby irrevocably and unconditionally guarantee, to the extent in Paragraph 4 hereof set forth, the punctual payment of the full amount, when due (whether by acceleration or otherwise) of the principal of the Notes and all interest accruing on the Notes, whether now or hereafter existing, due or to become due ("Payment Obligations"); and in furtherance of the Payment Obligations agrees that upon any default by the Borrower in the payment when due, whether by acceleration or otherwise, of all or any installment of principal of, or interest on the Notes, the Guarantor will pay the same immediately upon demand therefor.

           4.    (a)   The Guarantor may satisfy the Payment Obligations by
making payment directly to the Lenders or by making, or causing the General Partner to make, after demand is made upon the Guarantor pursuant to Paragraph 3 hereof, additional contributions to the capital of, or loans or advances to, the Borrower, if (i) any such payment, capital contribution, loan or advance (individually, a "Guaranty Payment" and collectively, "Guaranty Payments") thereafter may be repaid or withdrawn only out of Cash Flow Available for the Loan to the extent permitted in Section 7.l of the Loan Agreement; (ii) any such Guaranty Payment shall be subordinated to repayment of the Loan in accordance with the provisions of Section 4.2(e) or Section 7.2(d) of the Loan Agreement; and (iii) such Guaranty Payment shall be made after demand is made upon Guarantor pursuant to Paragraph 3 hereof in respect of such Payment Obligations, and the proceeds thereof were intended, and in fact were used, to satisfy such Payment Obligations (as distinguished from funds contributed, loaned or advanced to meet other obligations of the Borrower or obligations under the Management Guaranty). The Guarantor shall be given credit against the maximum amount it may be called upon to pay in respect of the Payment Obligations if Cash Flow Available for the Loan for any Accounting Quarter is insufficient to enable payment of any amounts subject to the Payment Obligations then due, and such Payment Obligations are nevertheless paid to the Original Lenders as, or out of the proceeds of, a Guaranty Payment referred to in the preceding sentence, to the extent of such Guaranty Payment.

                 (b) Notwithstanding anything to the contrary herein contained, the Guarantor shall not be given credit against the maximum amount of the Payment Obligations unless, within thirty (30) days after any payment for which the Guarantor claims credit against the Payment Obligations, the Guarantor shall have furnished to each of the Original Lenders (i) a certificate of the chief accounting officer of the Guarantor stating the amount of the credit claimed by the Guarantor, the facts supporting such claim (making reference to the specific provisions of this Guaranty pursuant to which credit is claimed) and the then maximum amount which the Guarantor may be called upon to pay in respect of the Payment Obligations after giving effect to such credit so claimed, and (ii) an opinion of Guarantor's counsel (which may be in-house counsel) to the effect that such credit may properly be claimed. The failure by the Lenders to object to such certificate or statement shall not operate as a waiver of any of the rights and remedies of the Lenders pursuant hereto or the other Loan Documents.

                 (c) The maximum aggregate amount which the Guarantor may be called upon to pay from time to time in respect of the Payment Obligations, so long as the Payment Obligations shall continue in effect, shall be limited to
(i) SEVEN HUNDRED SIX THOUSAND AND NO ONE-HUNDREDTHS DOLLARS ($706,000.00), plus
(ii) any distributions of Cash Flow Available for the Loan which are made other than as permitted by Section 7.1 of the Loan Agreement, less (iii) the amount,
                                                        ----
if any, by which the sum of all Guaranty Payments for which Guarantor is given credit under Paragraphs 4(a) and 4(b) hereof exceeds the sum of all repayments thereof made by Borrower to the Guarantor or the General Partner (as the case may be) or deemed to be made pursuant to the next succeeding sentence. Guaranty Payments shall be deemed to have been repaid as of the last day of each Accounting Quarter (without regard to whether such amounts are actually repaid) in the amount by which Cash Flow Available for the Loan for such Accounting Quarter, after payment of Priorities First through Fourth as defined in Section
7.1 of the Loan Agreement exceeds the sum of (A) an amount equal to the Incentive Management Fee determined with respect to such Accounting Quarter (whether or not actually paid or payable), plus (B) interest (at a rate not in
                                           ----
excess of the Base Rate) payable by the Borrower on the Guaranty Payments.

           5. The obligations of the Guarantor under this Guaranty shall terminate and be of no further force or effect in the event and from and after a date not earlier than August 15, 1991, upon which each of the following conditions shall have been fully satisfied: (a) no Event of Default shall have occurred and shall be continuing under any of the Loan Documents (including this Guaranty); (b) the Borrower shall have fully performed, to the extent performance of the same is required at that time, all its obligations under the Loan Agreement; (c) Loan Debt Service Coverage shall have exceeded l.3 for each of the eight (8) Current Accounting Quarters; and (d) the Lenders shall have received a certificate from the chief accounting officer of the Guarantor, to the effect that all of the above conditions have been satisfied, stating the date as of which each such condition was so satisfied, or if such condition must be satisfied on the date of such certificate, then so stating, which certificate shall contain sufficient detail as to the determination of the satisfaction of such conditions as the Lenders may require. The termination of further responsibility for the Payment Obligations Pursuant to the Provisions of this Paragraph 5 shall not affect or impair any of the Payment Obligations which arose under Paragraph 3 prior to the date such termination became effective.

           6. This Guaranty is an absolute, unconditional, present and continuing guaranty of payment and performance and not of collection. No setoff, counterclaim, reduction or diminution of an obligation, or any defense of any kind or nature (other than (a) performance by the Guarantor of its obligations hereunder or (b) performance by the Borrower of the obligations guaranteed hereunder) which the Guarantor has or may have with respect to a claim under this Guaranty, shall be available hereunder to the Guarantor against the Lenders. Each and every default in any payment of the Payment Obligations shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder against the Guarantor as each cause of action arises.

           7. All payments by the Guarantor under or by virtue of this Guaranty shall be made in lawful money of the United States of America and in immediately available funds, to the Original Lenders, at their offices specified in the Loan Agreement, or at such other place as the Original Lenders may hereafter designate in writing.

           8. Except as expressly provided herein to the contrary, the Guarantor does hereby waive notice of acceptance of this Guaranty, notice of any liability to which it may apply, notice and proof of reliance by the Lenders upon this Guaranty, presentment and demand for payment, notice of dishonor, protest and notice of protest or compliance with the terms and provisions of any of the Loan Documents, or of non-performance or non-observance thereof.

           9. The Guarantor hereby waives any and all legal requirements that the Lenders shall institute any action or proceeding at law or in equity against the Borrower, or anyone else, with respect to the Loan Documents, or with respect to any other security held by the Lenders, as a condition precedent to bringing any action against the Guarantor upon this Guaranty. All remedies afforded to the Lenders by reason of this Guaranty are separate and cumulative remedies, no one of such remedies, whether or not exercised by the Lenders, shall be deemed to exclude the exercise of any other remedy or remedies available to the Lenders, and the exercise or non-exercise thereof shall in no way limit or prejudice any other legal or equitable remedies which the Lenders may have. The Lenders shall not be required to resort to any collateral through foreclosure or otherwise, prior to the commencement of any action against the Guarantor or against the Borrower on or in respect of any of the Payment Obligations. The Guarantor agrees that the Lenders shall not in any foreclosure proceeding under the Mortgage be required to seek or obtain a deficiency judgment against the Borrower and that the obligations of the Guarantor shall in no way be diminished or otherwise affected by the failure to seek or obtain a deficiency judgment; and waives the right to claim any credit for the fair market value of the property foreclosed or for a deficiency judgment.

           10. So far as the Guarantor is concerned, the Lenders may, at any time and from time to time with the consent of the Borrower if and to the extent required under the Loan Documents, but without the consent of, or notice to, the Guarantor, and without impairing or releasing any of the obligations of the Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

                 (a) change the manner, place or terms of, and/or change or extend the time of payment of, or modify, renew or alter, any of the Payment Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, or any of the Loan Documents, and this Guaranty shall apply to the Payment Obligations and such security, liability and Loan Documents as so changed, extended, modified, renewed or altered, and each reference in this Guaranty to any or all the Payment Obligations, security, liability or Loan Documents shall include, such change, extension, modification, renewal or alteration;

                 (b) sell, exchange, release (whether pursuant to Section 9.3 of the Loan Agreement or otherwise), surrender, realize upon or otherwise deal with, in any manner and in any order, any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Payment Obligations, or any liabilities (including any of these hereunder) incurred directly or indirectly in respect thereof or hereof, and/or offset there against, or substitute or replace or surrender any of such property.

                 (c) exercise or refrain from exercising any rights against the Guarantor or others or otherwise act or refrain from acting; and when making any demand hereunder against the Guarantor, the Lenders may, but shall be under no obligation to, make a similar demand on any other person directly or indirectly liable in respect of the Payment Obligations, and any failure by the Lenders to make any such demand or to collect any payments from any other person or any release of any other such person, shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not release, impair or affect the rights and remedies, express or implied, or as a matter of law, of the Lenders against the Guarantor (for the purposes of this subparagraph, "demand" shall include the commencement and continuance of any legal proceedings);

                 (d) settle or compromise any of the Payment Obligations, any security therefor or any liability incurred directly or indirectly in respect thereof or hereof, or subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the obligor thereon to creditors of such obligor other than the Lenders;

                 (e) apply any sums by whomsoever paid or howsoever realized to whatever obligations of the Borrower in respect of the Loan or the Loan Documents as are then outstanding, as the Lenders may deem appropriate, regardless of what obligation or obligations of the Guarantor then remain unsatisfied, the order and method of such application to be in the Lenders' discretion, and should the same sums be insufficient to fully pay the liabilities and obligations of the Guarantor hereunder, the Guarantor acknowledges that it shall remain liable for any deficiency; and

                 (f) amend or otherwise modify, consent to or waive any breach of, or any act, omission or default under, the Loan Documents or any of them.

           11. No failure or any claimed failure to make any advance to Borrower or to extend, modify or vary the obligations of the Guarantor, nor any invalidity, irregularity or unenforceability of all or any part of the Payment Obligations or of any security therefor or of any of the Loan Documents (including, without limitation, by reason of any insolvency or bankruptcy of the Borrower or other primary obligor or any disaffirmance of any such obligation by or on behalf of the Borrower or other primary obligor), nor any delay on the part of the Lenders in exercising any of their rights, powers or options hereunder or under any of the Loan Documents or a partial or single exercise thereof, shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be construed as a continuing, absolute and unconditional guaranty of payment and performance without regard to the validity, regularity or enforceability of the Payment Obligations, or of any of the Loan Documents or any other instrument, document or rights of offset with respect thereto at any time or from time to time held by the Lenders and without regard to any defense, offset or counterclaim which may at any time be available to or be asserted by any primary obligor or any other person against the Lenders and which constitutes, or might be construed to constitute, an equitable or legal discharge of the primary obligor or any other person for the Payment Obligations, or any part thereof, whether in bankruptcy proceedings or under any other circumstances.

           12. The Guarantor covenants and agrees that so long as this Guaranty shall remain in full force and effect, the Guarantor will furnish to each of the Original Lenders (i) as soon as practicable and in any event within sixty (60) days after the close of each quarter of each fiscal year of the Guarantor and its subsidiaries, as at the end of and for the period commencing at the end of the previous fiscal year and ending with such quarter, an unaudited consolidated balance sheet of the Guarantor and its subsidiaries, together with unaudited consolidated statements of income and retained earnings of the Guarantor and its subsidiaries, all in reasonable detail and certified by the chief accounting officer of the Guarantor but subject to year-end audit and adjustments; (ii) as soon as practicable and in any event within one hundred twenty (120) days after the close of each fiscal year of the Guarantor and its subsidiaries as at the end and for the fiscal year just closed, a consolidated balance sheet of the Guarantor and its subsidiaries and a consolidated statement of income and retained earnings of the Guarantor and its subsidiaries for such fiscal year, all in reasonable detail and certified by Arthur Andersen & Co. or other independent certified public accountants of recognized standing selected by the Guarantor and satisfactory to the Lenders; (iii) as soon as practicable and in any event within fifty (50) days after the end of each Accounting Quarter a statement of the maximum aggregate amount that the Guarantor may be called upon to pay in respect of the Payment Obligations under paragraph 4 of this Guaranty, as at the end of the Accounting Quarter just closed, in reasonable detail and certified by the chief accounting officer of the Guarantor; (iv) with reasonable promptness, copies of all regular and periodical financial and/or other reports which the Guarantor and its subsidiaries may make available to stockholders and bondholders; and (v) with reasonable promptness, such other information respecting the business, operation and/or financial condition of the Guarantor and its subsidiaries, as the Lenders may, from time to time, reasonably request.

           13.   (a)   An "Event of Default" shall exist if any of the following
shall have occurred:

                       (i) The Guarantor defaults in the payment of the Payment Obligations as and when the same shall become due and payable;

                       (ii) The Guarantor defaults in the payment, observation or performance of any covenant, condition or agreement set forth herein (other than the Payment Obligations), and such failure continues for more than thirty
(30) days after written notice of such default has been given to the Guarantor by the Lenders;

                       (iii) Any default (unless duly waived in writing by the obligee) shall occur with respect to any evidence of Indebtedness of the Guarantor or under any agreement under which any evidence of Indebtedness may be issued by the Guarantor, and such default shall continue for more than the period of grace, if any, specified therein, if the result of such default is the acceleration of the maturity of any such Indebtedness exceeding $20,000,000.00, or if any such Indebtedness exceeding $20,000,000.00 shall not be paid when due;

                       (iv) The Guarantor shall suspend or discontinue its business, shall call a meeting of its creditors for the purpose of postponing or adjusting its liabilities or seeking an arrangement with its creditors, shall make an assignment for the benefit of creditors or a composition with creditors, shall be unable, or admit in writing its inability, to pay its debts as they mature, shall file a petition in bankruptcy, shall become insolvent (howsoever such insolvency may be evidenced), shall suffer an order for relief to be entered against it under any bankruptcy law, shall petition or apply to any tribunal for the appointment of any receiver, custodian, liquidator or trustee of or for it or any substantial part of its property or other assets or shall commence any proceeding relating to it under any bankruptcy, reorganization, arrangement, readjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or there shall be commenced against the Guarantor any such proceeding which shall remain undismissed for a period of thirty (30) days or more, or the Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in, any such proceeding or in the appointment of any receiver, custodian, liquidator or trustee of or for it or any substantial part of its property or other assets, or shall suffer any such appointment to continue undischarged or unstayed for a period of thirty (30) days or more; or the Guarantor shall take any action for the purpose of effecting any of the foregoing;

                       (v) Any order, judgment or decree shall be entered in any proceeding against the Guarantor decreeing the dissolution or split-up of the Guarantor or the divestiture of any asset of the Guarantor, and such order, judgment or decree shall remain undischarged or unstayed for a period in excess of sixty (60) days, provided, however, that the split-up or divestiture of the assets of Guarantor shall not constitute an Event of Default if, following such occurrence, Guarantor continues to own and operate substantially all of its hotel business in substantially the same manner as prior to such occurrence; or

                       (vi) Any warranty, representation or other statement by or on behalf of the Guarantor contained in this Guaranty or any other writing delivered in connection herewith or in connection with any other Loan Document shall prove to be false or misleading, or is breached, in any material respect.

                 (b) The Guarantor may cure any Event of Default hereunder if, immediately upon demand therefor by the Lenders, the Guarantor shall deposit with the Lenders (i) a sum of money equal to the then maximum aggregate amount that the Guarantor may be called upon to pay in respect of the Payment Obligations under Paragraph 4 hereof, which sum shall be paid to the Lenders in payment of the obligations of the Guarantor from time to time hereunder; (ii) all notes or other evidences of indebtedness evidencing obligations of the Borrower to repay any Guaranty Payment and all security or collateral therefor; and (iii) pledges and assignments to the Original Lenders of the notes, evidences of indebtedness, and security and collateral referred to in clause
(ii) above, satisfactory in form and substance to the Original Lenders. Such deposit shall cure such Event of Default but shall not otherwise relieve Guarantor of its obligations hereunder, except to the extent of cash so deposited.

                 (c) The Guarantor acknowledges that an Event of Default under this Guaranty shall constitute an Event of Default under the Loan Agreement with the effect as in the Loan Agreement provided.

           14. The Guarantor makes the following representations and warranties, which shall survive the execution and delivery of this Guaranty:

                 (a) The Guarantor has examined the Loan Documents, including the Exhibits attached thereto, and all of the representations and warranties set forth in the Loan Documents, to the extent the same relate to the Guarantor, are true and correct.

                 (b) The Guarantor has all necessary power and authority to execute, deliver and carry out the terms and provisions of this Guaranty, the Management Guaranty, the Purchase Agreement Assignment, and the Subordination Agreement executed by the Guarantor (as all of such capitalized terms are defined in the Loan Agreement, and, together with this Guaranty, are hereafter called the "Marriott Documents"); the Guarantor has taken all necessary corporate and other action (including, without limitation, obtaining any consent of stockholders required by law or by its Certificate of Incorporation or By-
Laws) to authorize the execution and delivery of any of the Marriott Documents. Each of the Marriott Documents is the valid and binding obligation of the Guarantor, enforceable in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, or other similar laws affecting creditors' rights generally, and the effect of the application by courts having jurisdiction of equitable principles to the exercise of any equitable remedies contained therein.

                 (c) Except for defaults, conflicts and breaches that do not materially affect Marriott's right, authority and ability to perform its obligations under the Marriott Documents or do not materially impair the Lenders' rights, remedies or security under this Guaranty, neither the execution and delivery of any of the Marriott Documents or the Loan Documents, nor the consummation of the transactions in this or any of such other instruments contemplated, nor compliance with the terms and provisions hereof, will contravene any provision of law, statute, rule or regulation to which the Guarantor is subject or any judgment, decree, award, franchise, order or permit applicable to the Guarantor, or will conflict or will be inconsistent with, or will result in any breach of, any of the terms, covenants or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any of the properties or assets of the Guarantor pursuant to the terms of, any indenture, mortgage, deed of trust, agreement or other instrument to which the Guarantor is a party or by which it may be bound or to which it may be subject, or violate any provision of the Certificate of Incorporation or By-Laws of the Guarantor.

                 (d) No consent or approval of, or exemption by, or registration or declaration with, any governmental or public body or authority is required to authorize, or is required in connection with the execution, delivery and performance by Marriott of any of the Marriott Documents or any of the instruments or agreements herein or therein referred to, or the taking of any action hereby or thereby contemplated (except for such consents, approvals or exemptions as have been obtained by the Guarantor).

                 (e) After giving effect to the transactions contemplated by the Loan Agreement and the making of this Guaranty and the other Marriott Documents, the Guarantor has complied with and performed all of its covenants and agreements contained in all applicable provisions of its loan agreements and there has not occurred any event of default, or any condition, act or event, which upon the giving of notice or lapse of time or both, would constitute an event of default, under its loan agreements, except for defaults that do not materially affect the Guarantor's right, authority and ability to perform its obligations under the Marriott Documents or do not materially impair the Lenders' rights, remedies or security under this Guaranty.

           15.   (a)   This Guaranty may not be waived, modified or amended
except by an agreement in writing signed by the Original Lenders and the Guarantor. The rights and obligations of the Guarantor and the Lenders pursuant to this Guaranty shall be governed by and construed in accordance with the laws of the State of New York.

                 (b) This Guaranty shall be binding upon and shall inure to the benefit of, the parties hereto and their respective successors and assigns, including, without limiting the generality of the foregoing, any assignee of either of the Notes.

                 (c) Any action or proceeding in connection with this Guaranty may be brought in a court of record of the State of New York, or the United States District Court for the Southern District of New York, the parties hereby consenting to the jurisdiction thereof, and service of process may be made upon any party by mailing a copy of the summons and complaint to such party, by registered or certified mail, at its address to be used for the giving of notices under this Guaranty. In any action or proceeding relating to this Guaranty, the parties mutually waive trial by jury.

                 (d) The Guarantor also agrees to pay all costs and expenses, including attorneys' fees, incurred by any Lender if any action or proceeding be commenced to enforce any of the obligations of Guarantor hereunder, and such sums shall not be included within the limitations on the amount of liabilities and obligations of the Guarantor hereunder provided for in Paragraph 4 hereof.

           16. If this Guaranty would be held or determined to be void, invalid or unenforceable by reason of the amount of the Guarantor's liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the maximum amount of the liability of the Guarantor under this Guaranty shall, without any further action by the Guarantor, the Lenders or any other person, be automatically limited and reduced to an amount which is valid and enforceable.

           17. In the event that the Guarantor shall advance or become obligated to pay any sums hereunder, or in the event that for any reason Borrower or any subsequent owner of the Hotel is now or shall hereafter become indebted to the Guarantor, the right and claim of the Guarantor with respect to each and every such sum and indebtedness (excluding, however, Guarantor's right to any payments to be made by the Borrower under the Purchase Agreement as payment of the purchase price of the Hotel) shall at all times be subordinate as to lien, time of payment and in all other respects, to the amounts owing to the Lenders under the Loan Documents; and the Guarantor shall not be entitled to enforce or receive any payment on account thereof until all moneys owing to the Lenders under, or in respect of, the Loan Documents have been paid to the Lenders in full, except in the event and to the extent permitted by the Subordination Agreement referred to in Section 4.2(e) of the Loan Agreement; and the Guarantor agrees that any sums it may receive on account of the claims so subordinated shall be received by the Guarantor as trustee for the Lenders and shall, immediately upon receipt, be remitted by the Guarantor to the Lenders for application against the indebtedness and other obligations guaranteed hereunder. Nothing herein contained is intended or shall be construed to give to the Guarantor any right of subrogation in or under the Loan Documents or any right to participate in any way therein, or in the right, title or interest of the Lenders in the Hotel or any part thereof, notwithstanding any payments made under this Guaranty; and all rights of subrogation and participation are hereby expressly waived and released by the Guarantor, unless and until the Loan and all other obligations of Borrower under the Loan Documents shall be paid in full.

           18. If claim is ever made upon the Lenders for repayment or recovery of any amount or amounts received by it or them in payment or on account of any of the Payment Obligations and the Lenders repay all or part of such amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction or (b) any settlement or compromise of any such claim effected by the Lenders with any such claimant (including the Borrower or the Guarantor), then in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Guarantor, notwithstanding the cancellation of any bond, note or other instrument evidencing any of the Payment Obligations and the Guarantor shall be and remain liable hereunder to the same extent as if such amount had never originally been received by the Lenders.

           19. All notices, demands or requests provided for or permitted to be given pursuant to this Guaranty shall be deemed to have been properly given or served by personal delivery or by depositing in the United States Mail, post-paid and registered or certified, return receipt requested, and addressed to the addresses set forth below. All notices, demands and requests shall be effective upon being personally delivered or deposited in the United States Mail. However, the time period in which a response to any notice, demand or request must be given, if any, shall commence to run from the date of personal delivery or the date of receipt of the notice, demand or request, by the addressee thereof as disclosed by the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand or request sent. No other method of giving notice is hereby precluded. By giving at least thirty (30) days' written notice thereof, Guarantor or Lenders shall have the right from time to time and at any time during the term of this Guaranty to change their respective addresses, and each shall have the right to specify as its address any other address within the United States of America. For the purposes of this Guaranty, the addresses of the parties are as follows:

     Guarantor:                        Marriott Corporation
                                       10400 Fernwood Road
                                       Bethesda, Maryland  200583
                                       Attn.:  Law Department
                                       Associate General
                                       Counsel - Corporate
                                       Affairs

     Lenders:                          CITIBANK, N.A.
                                       388 Park Avenue
                                       New York, New York 10043
                                       Attn.: Lorraine Montero

                                       The First National
                                       Bank of Chicago
                                       1615 L Street, N.W.
                                       Suite 900
                                       Washington, D.C.  20036
                                       Attn.:  Steven D. Franklin

           20. This Guaranty may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

           21. Time is hereby declared to be of the essence of this Guaranty and any part hereof.

           IN WITNESS WHEREOF, the Guarantor has duly executed this Guaranty the day and Year first above written.

                                            MARRIOTT CORPORATION



                                            By
                                              --------------------------------
                                                Vice President

ATTEST:

-------------------
Assistant Secretary
(Corporate seal)